Exhibit 4.81

AMENDMENT TO BUSINESS OPERATIONS AGREEMENT

This AMENDING AGREEMENT (this Agreement) is entered into by and among the following parties (the parties) on September 5, 2008:

Party A:	Kongzhong Information Technologies (Beijing) Co., Ltd.
Address:	35F, Tengda Plaze, No.168 Xiwai Street, Haidian District, Beijing
Legal Representative:	Guijun Wang

Party B:	Beijing Wireless Interactive Network Technology Limited (WINT)
Address:	8F-805, Tengda plaza, No.168 Xiwai Street, Haidian District, Beijing
Legal Representative:	Yang Yang

Party C:	Yang Yang
Address:	407, No. 397 Guang An Men Wai Avenue, Xuanwu District, Beijing

Party D:	Jingye Sun
Address:	No.7 Block A, building8, Fuwai Avenue, Xicheng District, Beijing.

Party E:	Li Ai
Address:	No. 403, Unit 2, Building 7, Sanyi Xili, Xuanwu District, Beijing.

WHEREAS:

1.	Party A, Party B, Party C and Hai Qi signed a Business Operations Agreement on June 29, 2006.
2.
Jingye Sun, Li Ai, Hai Qi and Yang Yang have entered into a Capital Contribution Transfer Agreement dated on September 5, 2008. Pursuant to Which, a) Hai Qi agrees to transfer to Jingye Sun, and Jingye Sun agrees to acquire from Hai Qi, 30% of Hai Qi’s equity interests in the registered capital of WINT; b) Hai Qi agrees to transfer to Li Ai, and Li Ai agrees to acquire from Hai Qi, 30% of Hai Qi’s equity interests in the registered capital of WINT (the Transfer).

3.	The Parties jointly agree to the Transfer.

Now Therefore, the Parties hereby agree as follows:

1.	Amendments to the Business Operations Agreement

The Parties jointly agree to the substitution of Jingye Sun and Li Ai as two parties to the Business Operations Agreement in place of Hai Qi. As a result thereof, Jingye Sun and Li Ai shall assume Hai Qi’s rights and obligations under the Business Operations Agreement respectively.

2.	Effective Date

This Agreement becomes effective on September 5, 2008.

3.	Miscellaneous

(a)	Except as expressly amended by this Agreement, all terms and conditions of the Business Operations Agreement shall remain in full force and effect.
(b)	From the effective date of this Agreement, the Business Operations Agreement as amended by this Agreement shall be read as a single integrated document incorporating such amendments.
(c)	This Agreement is governed by, and interpreted in accordance with, the laws of the New York State.

AS WITNESS this Agreement has been signed by the duly authorised representatives of the parties the day and year first written above.

PARTY A:	KONGZHONG INFORMATION TECHNOLOGIES (BEIJING) CO., LTD.

Authorized Representative: (seal)

PARTY B:	WINT

Authorized Representative: (seal)

PARTY C:	YANG YANG

Signature: /s/ Yang Yang

PARTY D:	JINGYE SUN

Signature: /s/ Jingye Sun

PARTY E:	LI AI
Signature: /s/ Li Ai